As filed with the Securities and Exchange Commission on September 2, 2005

Registration No. 333-59197

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEALED AIR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	65-0654331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Park 80 East, Saddle Brook, New Jersey	07663-5291
(Address of Principal Executive Offices)	(Zip Code)

CONTINGENT STOCK PLAN OF SEALED AIR CORPORATION

(Full title of the Plan)

H. KATHERINE WHITE, ESQ.

Vice President, General Counsel and Secretary

Sealed Air Corporation

Park 80 East

Saddle Brook, New Jersey 07663-5291

(Name and address of agent for service)

(201) 791-7600

(Telephone number, including area code, of agent for service)

Sealed Air Corporation (the “Registrant”) registered 2,049,550 shares of its common stock, par value $0.10 per share (“Common Stock”), for issuance pursuant to the Contingent Stock Plan of Sealed Air Corporation that was approved by the Registrant’s stockholders in 1998 (the “1998 Contingent Stock Plan”).  The 1998 Contingent Stock Plan has been replaced by the 2005 Contingent Stock Plan of Sealed Air Corporation that was approved by the Registrant’s stockholders at the 2005 annual meeting.

The offering of the Common Stock pursuant to the 1998 Contingent Stock Plan has terminated.  Accordingly, the Registrant hereby removes from registration all such Common Stock not sold pursuant to the 1998 Contingent Stock Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey, on September 2, 2005.

SEALED AIR CORPORATION
(Registrant)

By:	/s/ William V. Hickey
	Name:	William V. Hickey
	Title:	President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ William V. Hickey	President, Chief Executive Officer	September 2, 2005
Name: William V. Hickey		and Director
(Principal Executive Officer)

By:	/s/ David H. Kelsey	Senior Vice President and	September 2, 2005
Name: David H. Kelsey		Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Jeffrey S. Warren	Controller	September 2, 2005
Name: Jeffrey S. Warren		(Principal Accounting Officer)

By:	/s/ Hank Brown*	Director	September 2, 2005
Name: Hank Brown

By:		Director
Name: Michael Chu

By:	/s/ Lawrence R. Codey*	Director	September 2, 2005
Name: Lawrence R. Codey

By:	/s/ T.J. Dermot Dunphy*	Director	September 2, 2005
Name: T.J. Dermot Dunphy

By:	/s/ Charles F. Farrell, Jr.*	Director	September 2, 2005
Name: Charles F. Farrell, Jr.

By:		Director
Name: Jacqueline B. Kosecoff

By:		Director
Name: Kenneth P. Manning

By:		Director
Name: William J. Marino

* By:	/s/ H. Katherine White
H. Katherine White
Attorney-in-Fact